As filed with the Securities and Exchange Commission on October 11, 2007

Registration No. 33-73760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2958132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Ryka Inc. 1992 Stock Option Plan

Ryka Inc. 1993 Stock Option Plan

(Full title of the plans)

Arthur H. Miller

Executive Vice President and General Counsel

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

(Name and address of agent for service)

(610) 491-7000

(Telephone number, including area code, of agent for service)

Copies to:

Francis E. Dehel, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

(215) 569-5500

DEREGISTRATION OF SECURITIES

GSI Commerce, Inc. (formerly known as Global Sports, Inc. and Ryka Inc.)(the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister under this registration statement certain shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), originally registered for issuance under the Ryka Inc. 1992 Stock Option Plan and the Ryka Inc. 1993 Stock Option Plan (collectively, the “Plans”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 3, 1994 (Registration No. 33-73760) (the “Registration Statement”). Pursuant to the Registration Statement, a total of 1,750,000 shares of Common Stock were originally registered for issuance under the Plans.

The Plans have either expired in accordance with their terms or have been terminated. Pursuant to an undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration the shares of Common Stock that had not been issued upon expiration or termination of the Plans.

Item 8.	Exhibits

The following exhibit is filed as part of this registration statement.

Exhibit No.	Description
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.

GSI COMMERCE, INC.

Date October 11, 2007
*
Michael G. Rubin,
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

*	Chairman of the Board, President and	October 11, 2007
Michael G. Rubin	Chief Executive Officer (principal executive officer)

*	Executive Vice President, Finance and	October 11, 2007
Michael R. Conn	Chief Financial Officer (principal financial officer and principal accounting officer)

*	Director	October 11, 2007
M. Jeffrey Branman

*	Director	October 11, 2007
Michael J. Donahue

*	Director	October 11, 2007
Ronald D. Fisher

*	Director	October 11, 2007
John A. Hunter

Signature	Title(s)	Date

*	Director	October 11, 2007
Mark S. Menell

*	Director	October 11, 2007
Jeffrey F. Rayport

*	Director	October 11, 2007
Andrea M. Weiss

*By:	/s/ Michael R. Conn
Michael R. Conn
Attorney–in–Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney